Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Vertical Data Inc.

We hereby consent to the inclusion of our report dated December 29, 2025, with respect to our audit of Vertical Data Inc.’s (the “Company”) financial statements as of September 30, 2025 and 2024 and for the period May 3, 2024 (date of formation) to September 30, 2025 and 2024, in the Company’s Post-Effective Amendment No. 1 to the Form S-1.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ BCRG Group

BCRG Group (PCAOB ID 7158)

Irvine, CA

June 5, 2026